SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

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/ / Preliminary Proxy Statement  / /  Confidential, for Use of the Commission
                                      Only (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       ADVANCED LOGIC RESEARCH, INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                     ADVANCED LOGIC RESEARCH, INC.

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          February 21, 1996


To the Stockholders of Advanced Logic Research, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Advanced Logic Research, Inc. (the "Company") will be held at the Sheraton Newport Beach, 4545 MacArthur Boulevard, Newport Beach, California 92660 on Wednesday, February 21, 1996, at 10:00 a.m. local time for the purpose of considering and voting on the following matters:

     1. ELECTION OF DIRECTORS. Election of five directors to serve until the 1997 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The Board of Directors intends to nominate as directors the five persons identified in the accompanying Proxy Statement.

     2. AMENDMENT OF DIRECTORS' NONQUALIFIED STOCK OPTION PLAN. Approval of an amendment to the Company's Directors' Nonqualified Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance over the term of the Plan from 60,000 shares to 120,000 shares.

     3. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS. Ratification of the selection of KPMG Peat Marwick LLP as the independent public accountants for Advanced Logic Research, Inc. for the fiscal year ending September 30, 1996.

     4. OTHER BUSINESS. Such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on December 31, 1995 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign, and return the enclosed Revocable Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned the Proxy.


                             By Order of the Board of Directors


                                    RONALD J. SIPKOVICH
                                         Secretary
Irvine, California
January 12, 1996

                         ADVANCED LOGIC RESEARCH, INC.
                              9401 Jeronimo Road
                           Irvine, California 92718

                               PROXY STATEMENT


General Information

     This Proxy Statement and the enclosed proxy card are furnished to stockholders of Advanced Logic Research, Inc., a Delaware corporation ("ALR" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held February 21, 1996 (the "Annual Meeting"), at 10:00 a.m., local time, and at any and all adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement. The Annual Meeting will be held at the Sheraton Newport Beach, 4545 MacArthur Boulevard, Newport Beach, California 92660.

     These proxy solicitation materials are first being mailed to all stockholders entitled to vote at the Annual Meeting on or about January 12, 1996.


Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (sent to the attention of Vic Sial) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.


Voting and Solicitation

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally or telephonically through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

     Only stockholders of record at the close of business on December 31, 1995 are entitled to notice of and to vote at the Annual Meeting. As of December 31, 1995, 11,722,368 shares of the Company's Common Stock were issued and outstanding. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on December 31, 1995. The Company's By-laws do not provide for cumulative voting by stockholders.

     A majority of shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as being present for purposes of determining a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Each matter to be submitted to a vote of the stockholders, other than the election of directors, must receive an affirmative vote of the majority of shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Directors shall be elected by a plurality of the votes cast.

                                PROPOSAL 1:

                           ELECTION OF DIRECTORS

Nominees

     A Board of Directors consisting of five individuals is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.

Name of                                                               Director
Nominee               Age        Principal Occupation                    Since

Gene Lu               41    Chairman of the Board, President,             1984
                              and Chief Executive Officer,
                              Advanced Logic Research, Inc.
Philip A. Harding     63    Chief Executive Officer,                      1985
                              Multi-Fineline Electronix, Inc.
Therese E. Myers      51    Chief Executive Officer,                      1990
                              Bouquet Multimedia
Kenneth W. Simonds    60    Chairman of the Board of MasPar Corporation   1990
                              and The Practice Tee Inc.
Chun Win Wong         59    Chairman of the Board,                        1986
                              Wearnes Technology (Private) Limited

     Except as set forth below, each of the nominees has been engaged in his or her principal occupation stated above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Gene Lu, the founder of the Company, has been President, Chief Executive Officer and a director of the Company since its inception in 1984. In August 1990, Mr. Lu was elected Chairman of the Board of Directors. Prior to founding the Company, during 1983 and 1984, Mr. Lu was a design engineer at National Advanced Systems. Earlier in 1983, Mr. Lu was chief engineer at Tava Corporation, an early manufacturer of products compatible with the IBM personal computer. Mr. Lu received a Bachelor of Science degree in Electrical and Electronic Engineering from California State Polytechnic University at Pomona.

     Philip A. Harding has been a director of the Company since 1985.
Mr. Harding is presently the Chief Executive Officer and a director of Multi-Fineline Electronix, Inc. in Santa Ana, California, a manufacturer of electronics products that is majority owned by Wearnes Technology (Private) Limited ("Wearnes Technology") and its affiliates. From 1984 to 1988, he was Chief Executive Officer of Wearnes Technology's affiliate, Weltec Digital, Inc., where he continues to serve as Chairman of the Board of Directors.
Mr. Harding received his Master of Science degree from Columbia University and his Bachelor of Science degree from Cooper Union College.

     Therese E. Myers has been a director of the Company since August 1990. Ms. Myers is presently the Chief Executive Officer of Bouquet Multimedia, a provider of multimedia software to the PC industry. From 1982 to 1994, Ms. Myers was President of Quarterdeck Office Systems in Santa Monica, California, a supplier of software to the computer industry. Ms. Myers also served on the Board of Directors of Quarterdeck from 1982 to 1994. Ms. Myers received her Bachelor of Arts degree in Economics from Newton College of the Sacred Heart. She holds a Master of Administration degree from the Graduate School of Industrial Administration at Carnegie Mellon University.

     Kenneth W. Simonds has been a director of the Company since August 1990. Mr. Simonds currently serves as Chairman of the Board of MasPar Corporation and The Practice Tee Inc. and is a director of File Tek, Inc. and Hampton Products International. From 1987 to 1992, Mr. Simonds served as the Chairman of the Board of Teradata Corporation, a manufacturer of fault-tolerant database management computer systems based in Los Angeles. Mr. Simonds received a Bachelor of Science degree from East Tennessee State University.

     Chun Win Wong has been a director of the Company since 1986 with the investment in the Company by Wearnes Technology. Wearnes Technology is a Singapore based holding company for technology and computer products entities, and is ALR's largest single stockholder. Mr. Wong currently serves as Chairman of the Board of Wearnes Technology. From 1983 to 1994, Mr. Wong served as Managing Director of Wearnes Technology. He also serves on the Board of Directors of Wearnes Technology's parent corporation, WBL Corporation Limited and a number of its affiliates. Mr. Wong received an Associate degree in Electrical Engineering from the Royal Melbourne Institute of Technology.

Stock Ownership of Management and Principal Stockholder

     The following table sets forth information concerning the shares of the Company's Common Stock beneficially owned by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer and the four other executive officers of the Company; and (iv) by all directors and executive officers of the Company as a group. This information is presented as of December 31, 1995. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the Common Stock indicated.

                                                          Amount
Name of Individual                                      and Nature     Percent
   or Number of             Position with              of Beneficial      of
 Persons in Group            the Company                Ownership (1)    Class

Wearnes Technology
  (Private) Limited (2)                                      4,780,549   40.8%

Gene Lu (3)             Chairman of the Board, President
                         and Chief Executive Officer            794,203   6.7%
Philip A. Harding (4)   Director                                 40,704      *
Therese E. Myers        Director                                 15,000      *
Kenneth W. Simonds      Director                                 10,700      *
Chun Win Wong (4)       Director                                 75,000      *
David L. Kelly          Vice President, Hardware Engineering
                          and Assistant Secretary                55,417      *
David G. Kirkey         Vice President, Sales and
                         Director of European Operations         86,526      *
Vic Sangveraphunsiri    Vice President, Systems Engineering and
                         Director of Asia Pacific Operations     67,082      *
Ronald J. Sipkovich     Vice President, Finance and Administration,
                         Chief Financial Officer and Secretary   84,776      *

All Directors and Officers
  as a Group (9 persons) (4)                                  1,229,408  10.0%

  *     Less than 1%.

(1) The shares listed in the table include the following stock options exercisable on or within 60 days after December 31, 1995: Mr. Lu -- 212,777 shares; Messrs. Harding, Wong and Ms. Myers --15,000 shares each; Mr. Simonds -- 7,500 shares; Mr. Kelly -- 55,417 shares; Mr. Kirkey -- 86,526 shares;
Mr. Sangveraphunsiri -- 67,082 shares; Mr. Sipkovich -- 84,776 shares; and all directors and officers as a group -- 559,078 shares.

(2) See "Certain Transactions." The address of Wearnes Technology is 801, Lorong 7 #07-00, Toa Payoh, Singapore 1231.

(3) Includes 6,426 shares of Common Stock held of record by Mr. Lu's wife. Mr. Lu's address is c/o Advanced Logic Research, Inc., 9401 Jeronimo Road, Irvine, California 92718.

(4) Excludes 4,780,549 shares of Common Stock owned by Wearnes Technology. While Mr. Wong serves as a director of Wearnes Technology and certain of its affiliates, and Mr. Harding is the Chief Executive Officer and a director of an affiliate of Wearnes Technology, they disclaim beneficial ownership of Wearnes Technology's shares.

The Board of Directors and Its Committees

     During the fiscal year ended September 30, 1995, ALR's Board of Directors met four times. No incumbent director attended fewer than 50% of the aggregate meetings of the Board of Directors and meetings of the committees of the Board on which he or she served.

     The Board of Directors has two committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee.

     The Audit Committee, which held one meeting during fiscal 1995, consists of Philip A. Harding, Therese E. Myers and Kenneth W. Simonds. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee consists of Therese E. Myers and Kenneth W. Simonds. The Compensation Committee held three meetings during fiscal 1995. The Compensation Committee is responsible for reviewing and administering the Company's various incentive plans, including the cash compensation levels of members of management, the Company's bonus plan and the Company's Flexible Stock Incentive Plan.

     Directors who are not officers of the Company receive an annual retainer of $8,000, plus $2,000 per regular or special Board meeting attended and $500 for attending any committee meeting not held on the same day as a regular or special Board meeting.

     Directors also receive stock options pursuant to the Directors' Nonqualified Stock Option Plan. Each person who is a director of the Company following the Annual Meeting, with the exception of Mr. Lu, will receive options for 2,500 shares of Common Stock under this plan with an exercise price equal to the fair market value of such stock on February 21, 1996.


Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and stockholders owning greater than 10% of the Common Stock of the Company are required by SEC regulation to furnish the Company with copies of all reports filed pursuant to Section 16(a).

     Based solely on a review of copies of such reports required by Section 16(a) or written representations that no such reports were required, the Company believes that its officers, directors and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable
Section 16(a) filing requirements during fiscal 1995.

                                  PROPOSAL 2:

                             APPROVAL OF AMENDMENT TO
                     DIRECTOR'S' NONQUALIFIED STOCK OPTION PLAN


Proposal to Amend the Plan

     The Board of Directors adopted the Directors' Nonqualified Stock Option Plan (the "Plan") in August 1990 and the stockholders approved the Plan in February 1991. On May 12, 1992, the Board of Directors approved amendments to the Plan to conform it to the new requirements applicable to the Plan under amended Rule 16b-3 of the SEC. The new amendment to the Plan, increasing the shares of Common Stock available for issuance under the Plan, for which stockholder approval is hereby sought was adopted by the Board on November 8, 1995.

     Prior to the new amendment, the number of shares of Common Stock reserved for issuance over the term of the Plan were 60,000. Stockholder approval of the new amendment will result in an immediate increase in the maximum number of shares of Common Stock available for issuance under the Plan to 120,000 shares from 60,000 shares, a net increase of 60,000 shares. The purpose of the increase in the number of shares is to assure that the Company will continue to have a sufficient reserve of Common Stock available under the Plan to provide incentives to eligible directors for increased efforts and successful achievement on behalf of or in the interest of the Company while serving on the Company's Board of Directors.

Summary of the Plan

     The essential features of the Plan are discussed below, but such description is subject to, and qualified in its entirety by, the full text of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual Plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Irvine, California.

     The purpose of the Plan is to provide incentives to non-employee directors ("Participants") whose services contribute to the financial success and growth of the Company and its affiliates. The Plan provides a means for participants to purchase shares of the Company's Common Stock pursuant to nonqualified options (options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended from time to time).

     The shares to be issued under the Plan are made available at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. The Plan currently provides for the granting of nonqualified stock options for up to an aggregate of 60,000 shares. If any option ceases to be exercisable in whole or in part, the shares that were subject to such option, but as to which the option had not been exercised, will continue to be available under the Plan. As of December 31, 1995, no shares were available for issuance or grant of options and options for 60,000 shares had been granted pursuant to the Plan. Options for 52,500 shares were outstanding and exercisable as of December 31, 1995. Accordingly, if the amendment is approved, 60,000 shares will become available for future option grants under the Plan.

     Awards under the Plan can only be granted to non-employee directors. An option to purchase 5,000 shares of Common Stock of the Company is granted to each director on the date such director is initially elected to serve on the Board. Thereafter, immediately following each annual meeting of the Company's stockholders, each non-employee director who continues in that capacity following such annual meeting and has served as a director for at least one year shall be granted an option to purchase 2,500 shares of Common Stock of the Company. Presently the Company has five directors of whom Messrs. Harding, Simonds and Wong and Ms. Myers are eligible to participate in the Plan. No other director, executive officer or employee is currently eligible to receive any benefit under the Plan.

     Administration. Each option is subject to the terms specified in the Plan. Neither the Board nor any Committee of the Board performs any discretionary functions under the Plan.

     Exercise Price. The exercise price of each nonqualified option shall be the per share fair market value of the Common Stock of the Company on the date the option is granted.

     Valuation. The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date on The Nasdaq Stock Market. On December 29, 1995, the closing selling price per share was $6.00.

     Terms and Conditions. Each option granted pursuant to the Plan must be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted. The term of any option granted under the Plan will be ten years and one month from the date of grant. No option granted under the Plan may be exercised prior to six months after the date of grant. After such six-month period, the option may be exercised for any or all of the option shares as fully-vested shares. Upon termination of a director's service as a Board member, the director will have upto a one year period to exercise each outstanding option to the extent the option was exercisable on the date of termination of service.

     Amendment, Suspension or Termination of the Plan. The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the stock is then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the stockholders. However, in no event may the Plan be amended more frequently than once every six (6) months other than to comply with certain Federal tax law requirements. Without the Participant's consent, no amendment, suspension or termination of the Plan will alter or impair any rights or obligations under an option granted under the Plan.

     Payment Upon Exercise. Payment of the purchase price upon exercise of any option granted under the Plan must be made in whole or in part with (i) cash, or (ii) in shares of Common Stock with a fair market value on the exercise date equal to the aggregate exercise price and which have been held for at least six (6) months, or (iii) a broker-dealer sale and remittance procedure pursuant to which the exercise price is paid to the Company from the proceeds of a sale of the purchased shares through a designated broker.

     Adjustments. If there are to be any changes in the stock subject to the Plan, including stock subject to any option granted thereunder, through merger, consolidation, reorganization, reincorporation, or other similar change in the corporate structure of the Company, appropriate adjustments will be made by the Board in order to preserve but not to increase the benefits to Participants. Consistent with the foregoing, in the event that the outstanding stock of the Company is changed into another class or series of capital stock of the Company, outstanding options granted under the Plan will become options to purchase such other class or series.

     Assignment. No option or other right to purchase stock granted under the Plan is transferable by the recipient other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order.

     Stock Awards. The table below shows, as to each of the Company's directors and by all directors as a group, the number of shares of Common Stock subject to options granted under the Plan between October 1, 1994 and December 31, 1995, together with the weighted average exercise price payable per share.

                               OPTION TRANSACTIONS

                                           Options Granted    Weighted Average
Name of Director                          (Number of Shares)    Exercise Price

Philip A. Harding                                    2,500           $4.437

Gene Lu                                               ---              ---

Therese E. Myers                                     2,500           $4.437

Kenneth W. Simonds                                   2,500           $4.437

Chun Win Wong                                        2,500           $4.437

All non-employee directors as a group (4 persons)   10,000           $4.437

     New Plan Benefits. Provided the stockholders approve the share increase under this Proposal 2, each of Messrs. Harding, Simonds and Wong and Ms. Myers will, if reelected to the Board, receive an option grant to purchase 2,500 shares of Common Stock on the date of the Annual Meeting at a price equal to the fair market value per share of Common Stock on such date.

     Federal Income Tax Consequences. The federal tax consequences of nonqualified options are complex and subject to change. The following summary is intended only as a general guide as to United States Federal Income Tax consequences under current law. A taxpayer's particular situation may be such that some variation of the general rule is applicable. A participant receiving a nonqualified option under the Plan does not recognize taxable income on the date of the grant of the option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonqualified stock option. The deduction will in general be allowed for the Company in the taxable year in which such exercise occurs.

     Accounting Treatment. Option grants at 100% of fair market value do not result in any charge to the Company's earnings. However, the number of outstanding options may be a factor in determining the Company's earnings per share on a primary and fully-diluted basis.

     Under the recently issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123") "Accounting for Stock-Based Compensation", the Company will be required, at a minimum to disclose in the footnotes to the financial statements, proforma earnings and earnings per share to reflect the difference between compensation cost, if any, included in net income and the related cost measured by the fair value based method as defined in SFAS No. 123 for all stock option grants to be issued. The Company will have the option to elect to fully adopt SFAS No. 123 which would require an adjustment to earnings for the incremental compensation costs.

Stockholder Approval

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1996 Annual Meeting is required for approval of the amendment to the Plan which will increase the number of shares of Common Stock authorized for issuance over the term of the Plan from 60,000 shares to 120,000 shares. Should such stockholder approval not be obtained the Plan will, however, continue in effect, and stock options may continue to be granted pursuant to the provisions of the Plan until the Plan is terminated by the Board of Directors.

     The Board of Directors recommends that the stockholders vote FOR the amendment to the Plan.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation

     The following table provides certain information summarizing the compensation earned by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose compensation was in excess of $100,000 (determined as of the end of the last fiscal year) for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years ended September 30, 1995, 1994 and 1993. No executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1995 fiscal year have resigned or terminated employment during that fiscal year.



                                  TABLE I
                            SUMMARY COMPENSATION


                                                         Long-Term
                                                    Compensation Awards
                                                        Securities
                              Annual Compensation (1)    Underlying  All Other
Name of Individual                Salary   Bonus   Other   Options  Compensat-ion
and Principal Position     Year     ($)     ($)    ($)(2)     (#)     ($)(3)


Gene Lu                    1995   383,840  60,639  26,641   100,000   5,370
  Chief Executive Officer  1994   353,030  61,777  28,239    50,000   6,229
                           1993   263,636    ---   22,495   175,000   4,748

David L. Kelly             1995   161,827  30,319  19,566    50,000   4,275
  Vice President,          1994   148,750  30,889  18,680    20,000   4,921
  Hardware Engineering     1993   122,500    ---   14,066    20,000   3,423

David G. Kirkey            1995   193,949  30,319  20,942    50,000   5,857
  Vice President, Sales    1994   157,500  30,889  24,488    20,000   4,271
                           1993   122,500    ---   25,480    20,000   2,340

Vic Sangveraphunsiri       1995   172,134  30,319  20,209    50,000   4,898
  Vice President,          1994   148,750  30,889  18,186    20,000   5,299
  Systems Engineering      1993   122,500    ---   14,422    20,000   3,180

Ronald J. Sipkovich        1995   161,827  30,319  19,128    50,000   5,400
  Vice President, Finance  1994   148,750  30,889  19,009    20,000   4,921
  and Administration       1993   122,500    ---   15,081    28,000   3,993


(1) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of these officers.

(2) Amounts of Other Annual Compensation shown for officers include the cost of (i) Company provided automobiles, (ii) health and dental insurance premiums for providing coverage to spouses and dependents, (iii) insurance which provides reimbursement for a portion of the health and dental costs in excess of the amount payable under the Company's group health and dental plans, and (iv) tax and financial planning advice by third parties.

(3) All Other Compensation consists of 401(k) matching contributions and supplemental life insurance payments by the Company. As to the amounts listed for fiscal 1995, $4,620, $3,525, $5,107, $4,148, and $4,650 represent matching contributions by the Company under its 401(k) plan for Messrs. Lu, Kelly, Kirkey, Sangveraphunsiri and Sipkovich, respectively.


Option Grants in Last Fiscal Year

     The following table contains information concerning the stock option grants made to each of the executive officers named in the Summary Compensation Table for the fiscal year ended September 30, 1995. No stock appreciation rights were granted to these individuals during such fiscal year.



                                   TABLE II
                        OPTION GRANTS IN LAST FISCAL YEAR


                     Individual Grants
                            Percent of Total             Potential Realizable
                  Number of    Securities                  Value at Assumed
                  Securities   Underlying    Exercise       Annual Rates of
                  Underlying  Options Granted  or Base   Stock Price Appreciation
                   Options  to Employees  Price (2)  Expiration  For Option Term(3)
Name              Granted(1)  in 1995  ($/Share)   Date      5%($)    10%($)


Gene Lu              100,000    16.7      4.50    12/9/04    285,989  726,491
Dave Kelly            50,000     8.3      4.50    12/9/04    142,994  363,246
Dave Kirkey           50,000     8.3      4.50    12/9/04    142,994  363,246
Vic Sangveraphunsiri  50,000     8.3      4.50    12/9/04    142,994  363,246
Ron Sipkovich         50,000     8.3      4.50    12/9/04    142,994  363,246


(1) All options were granted under the Company's Flexible Stock Incentive Plan on November 9, 1994. Each of the options vest monthly over three years from the grant date and are first exercisable one year from the grant date. Each option has a maximum term of ten years and one month from the grant date, subject to earlier termination in the event of the optionee's cessation of employment with the Company.

(2) The exercise price per share of the options granted represented the fair market value of the underlying shares of Common Stock on the date the respective options were granted. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The Company may also fund the option exercise by loaning the optionee sufficient funds to pay the exercise price of the purchased shares.

(3) The potential realizable value is calculated from the closing price of Common Stock on November 9, 1994, the date of grant to officers. These amounts represent certain assumed annual rates of appreciation over the ten year and one month option period. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.


Aggregated Option Exercises and Fiscal Year-End Values

     The following table sets forth certain information with respect to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table concerning the exercise of options during the 1995 fiscal year and unexercised options held as of the end of such fiscal year. No stock appreciation rights were exercised during the 1995 fiscal year, nor were any stock appreciation rights outstanding at the end of such fiscal year.


                                  TABLE III
                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES


                                                                     Value of Unexercised
                     Shares                 Number of Unexercised   in-the-Money Options
                  Acquired on  Value    Securities Underlying Options   at September 30, 1995
                    Exercise  Realized     at September 30, 1995     ($)(2)
Name                   (#)    ($)(1)   Exercisable  Unexercisable   Exercisable  Unexercisable


Gene Lu               40,000  136,215   149,582   135,418    525,971   467,190
Dave Kelly              ---     ---      61,249    60,001    145,206   204,794
Dave Kirkey           35,200  227,590    61,249    60,001    145,206   204,794
Vic Sangveraphunsiri     ---     ---     61,249    60,001    145,206   204,794
Ron Sipkovich            ---     ---     58,832    60,668    167,873   207,127


(1) Based on the fair market value of the shares on the exercise date less the exercise price paid for those shares.

(2) Based on a fair market value of $7.75 per share of Common Stock at September 30, 1995 (based on the closing selling price on The Nasdaq Stock Market) less the exercise price.


Stock Performance Graph

     The following graph compares the Company's cumulative total return to the Standard & Poors ("S&P") 500 Composite Index and the S&P Computer Systems Composite Index since September 30, 1990. The stockholder return assumes $100 invested at the beginning of the period in ALR Common Stock, the S&P 500 Composite Index and the S&P Computer Systems Composite Index. The total return calculation assumes reinvestment of all dividends for the two indexes. ALR has not paid any dividends since September 30, 1990. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.


                                  TABLE IV
                     Comparison of Cumulative Total Return










     The data points depicted on the graph are as follows:

                                          Fiscal year ended September 30,
                                       1990   1991   1992   1993   1994   1995

Advanced Logic Research, Inc.          $100   $200    $71    $52    $67   $129
S&P 500 Composite Index                 100    131    146    165    171    221
S&P Computer Systems Composite Index    100    110     91     61     89    128

Certain Transactions

     Shares held by Wearnes Technology represent 40.8% of the outstanding Common Stock of ALR. During the fiscal year ended September 30, 1995, ALR purchased components and finished goods from Wearnes Technology and its affiliates totaling $7.4 million. The Company believes that these purchases were made on terms no less favorable to the Company than could otherwise have been obtained from unaffiliated third parties.

Executive Officers

     The Company's Board of Directors elects executive officers annually at its first meeting following the Annual Meeting of Stockholders. Certain information concerning ALR's executive officers is set forth below, except that information regarding Gene Lu is set forth above under "Election of Directors - Nominees".

     David L. Kelly, age 40, has been Vice President of Hardware Engineering since joining the Company in 1984. Mr. Kelly also serves as Assistant Secretary of the Company. Prior to joining ALR, Mr. Kelly was a design engineer at LNW Research Corporation and Tava Corporation. Mr. Kelly studied electrical and electronic engineering at California State Polytechnic University at Pomona and California State University, Fullerton.

     David G. Kirkey, age 43, joined ALR in 1986 and currently serves as Vice President of Sales and Director of European Operations. From June 1994 to May 1995, Mr. Kirkey served as ALR's Vice President of Worldwide Sales and Worldwide Marketing. From March 1990 to June 1994, he served as ALR's Vice President of International Sales and Worldwide Marketing. Prior to March 1990, Mr. Kirkey served as ALR's Vice President of Sales and Marketing. From 1984 to 1986, Mr. Kirkey served as Regional Sales Manager at NMB Hi-Tek Corporation, a manufacturer of dynamic random access memory chips and keyboards. From 1982 to 1984, he served in sales and marketing positions with Spectra Strip Corporation, R. D. Sales Corporation and Linear Instruments Corporation. Mr. Kirkey studied electronic engineering at Golden West College in Huntington Beach, California.

     Vic Sangveraphunsiri, age 43, has been Vice President of Systems Engineering since joining ALR in 1986. Since May 1995 Mr. Sangveraphunsiri has also been serving as ALR's Director of Asia-Pacific Operations. From 1984 to 1986 he held systems engineering positions at Sigma Information Systems, a manufacturer of DEC-compatible minicomputers. Mr. Sangveraphunsiri holds a Master of Science degree in Electrical and Electronic Engineering from the University of Cincinnati and a Bachelor of Science degree in Electrical Engineering from the University of Louisville.

     Ronald J. Sipkovich, age 53, has been Vice President of Finance and Administration, Chief Financial Officer and Secretary since July 1992. Prior to July 1992, Mr. Sipkovich served as ALR's Corporate Controller. Prior to joining ALR in December 1989, Mr. Sipkovich was employed at MAI Systems, Inc., a manufacturer of minicomputer systems. Over a ten year period at MAI Systems, Inc. he held a number of key financial management positions, including Director of Corporate Financial Planning and Operations Controller. From 1970 to 1978, Mr. Sipkovich served in a number of financial staff and management positions with Burroughs Corporation (now UNISYS) in the United States and Europe. Mr. Sipkovich studied accounting and finance at Pepperdine University in Los Angeles, California.

                         COMPENSATION COMMITTEE REPORT


     The Company's Compensation Committee ("Committee") of the Board of Directors is composed of independent outside directors, Mr. Simonds and Ms. Myers. The Committee reviews and administers the Company's various incentive plans, including the cash compensation levels of members of management, the Company's bonus plan and the Company's Flexible Stock Incentive Plan.

     General Compensation Policy. The Committee's fundamental compensation policy is to make a substantial portion of an executive's compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive's base salary, the Company offers semi-annual and annual bonuses which are tied to the Company's achievement of financial performance goals. The Company also offers stock option awards to its executive officers, as the Committee believes that its stockholders are benefited through the alignment of the long-term interests of stockholders and employees by providing certain employees an equity interest in the Company.

     Base Salary. The Committee annually reviews the compensation package provided to executive officers including their base salaries, the bonus plan and stock option awards under the Plan. During March 1995 the Committee determined that the Company would stop the practice of providing Company owned automobiles to executives and would instead increase the officers' base salaries by an amount equal to the value of the fringe benefit.

     Fiscal 1995 Cash Bonus Plan. The Company's Fiscal 1995 Cash Bonus Plan is designed to provide officers with incentives for higher levels of performance while establishing minimum acceptable performance thresholds. The Company's Fiscal 1995 Cash Bonus Plan consists of semi-annual and annual bonuses based on the Company achieving certain operating performance criteria. The operating criteria consist of 30% revenue growth over the comparable year-to-date period in the preceding fiscal year and a net income target of 5% of revenue for the year-to-date period being measured with minimum thresholds established at 5% revenue growth over the year-ago period with a minimum net income threshold of 1% of revenue. The maximum aggregate amount of quarterly and annual bonuses based on achieving the performance goals was $180,000 for the CEO and $90,000 for each of the other executive officers. Actual bonuses are calculated on a prorata basis between the minimum threshold and operating goal points. During fiscal 1995, bonuses totaling $8,320 and $4,160 were paid to the CEO and each executive officer, respectively, for achieving operating performance goals for the first six months ended March 31, 1995.
Additionally, bonuses totaling $22,319 and $11,159 were accrued at year-end for the CEO and each executive officer, respectively, for achieving operating performance goals for fiscal 1995. The Company's Cash Bonus Plan also has an annual maximum discretionary component of $50,000 for the CEO and $25,000 for each of the other executive officers. The award of the discretionary component is subject to the Company achieving certain operational milestones. Bonuses totaling $30,000 for the CEO and $15,000 for each of the other executive officers were accrued at year-end under the discretionary component of the Company's Cash Bonus Plan.

     Stock Option Awards. The Company's Flexible Stock Incentive Plan was adopted in 1990 and provides for the granting of stock options, stock bonuses, stock appreciation rights or rights to purchase stock for up to an aggregate of not more than the greater of (i) 10% of the authorized shares of Common Stock, or (ii) 15% of the shares of Common Stock outstanding as of the close of business on the Company's immediately preceding fiscal year. The Committee grants stock options at prices not less than the fair market value of the Common Stock on the grant date. The options generally vest monthly over thirty-six months and are first exercisable twelve months from the grant date. Grants to executives and other key employees are based on their responsibilities and relative positions in the Company as well as industry peer group comparisons. As stock options are tied to the future value of the Company's stock they benefit the recipient only when the price of ALR Common Stock increases above the option grant price thus providing a direct linkage with stockholder interest. Therefore, the stock option program serves as the Company's only long-term incentive and retention tool for executives and other key employees.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1996 will exceed the $1 million limit per officer.



                         COMPENSATION COMMITTEE


                         Therese E. Myers               Kenneth W. Simonds

                                   PROPOSAL 3:

                            RATIFICATION OF SELECTION OF
                           INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG Peat Marwick LLP to continue as the Company's independent certified public accountants for the fiscal year ending September 30, 1996 and to audit the consolidated financial statements of the Company for that year, subject to ratification of its selection by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has served as the independent accountants of the Company since 1986. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting. The representative will be able to respond to questions and will have an opportunity to make a statement if desired.


                                STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by stockholders at the Company's 1997 Annual Meeting must be received by the Company no later than September 30, 1996 to be included in the proxy statement and form of proxy relating to the 1997 Annual Meeting.


                                   OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

     The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, including audited financial statements, is being sent with this Proxy Statement to all stockholders of record as of December 31, 1995.

     Additionally, copies of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 as filed with the SEC will be provided to stockholders without charge upon written request to Investor Relations, Advanced Logic Research, Inc., 9401 Jeronimo Road, Irvine, California 92718.



                         By Order of the Board of Directors



                         RONALD J. SIPKOVICH
                              Secretary


Irvine, California
January 12, 1996


------------------------------------------------------------------------------

PROXY

                       ADVANCED LOGIC RESEARCH, INC.
                Annual Meeting of Stockholders, February 21, 1996
                              9401 Jeronimo Road
                           Irvine, California 92718

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Gene Lu, Philip A. Harding, Therese E. Myers, Kenneth W. Simonds, and Chun Win Wong, or any of them, each with full power of substitution, to represent the undersigned and to vote all shares of stock of Advanced Logic Research, Inc. which the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Stockholders of Advanced Logic Research, Inc. to be held at the Sheraton Newport Beach, 4545 MacArthur Boulevard, Newport Beach, California 92660 on February 21, 1996 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, as follows on the reverse side.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 1996 Annual Meeting.

     Whether or not the undersigned plans to attend the 1996 Annual Meeting, the undersigned is urged to execute and return this Proxy, which may be revoked at any time prior to the voting hereof.

     All other proxies heretofore given by the undersigned to vote shares of stock of Advanced Logic Research, Inc. which the undersigned would be entitled to vote if personally present at said Annual Meeting or any other adjournment thereof are hereby expressly revoked.


                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                           SEE REVERSE SIDE

/X/  Please mark votes as in this example.

The shares represented by this Proxy will be voted as directed, but when no direction is given, they will be voted FOR the nominees named below and FOR approval of the proposals named below. The nominations for members of the Board of Directors, the proposal for the approval of an amendment to the Directors' Nonqualified Stock Option Plan and the proposal for selection of Accountants have been made by Advanced Logic Research, Inc. Your vote on each matter is neither conditioned on nor related to your vote on the other matter.

1. ELECTION OF DIRECTORS
Nominees: Gene Lu, Philip A. Harding, Therese E. Myers, Kenneth W. Simonds, Chun Win Wong

           / / FOR            / / WITHHELD

/ /_______________________________________
   For all nominees except as noted above


2. AMENDMENT OF DIRECTORS' NONQUALIFIED STOCK OPTION PLAN (the "Plan") Approval of an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance over the term of the Plan from 60,000 shares to 120,000 shares.

           / / FOR            / / AGAINST            / / ABSTAIN


3.  SELECTION OF ACCOUNTANTS
Selection of KPMG Peat Marwick LLP as the independent public accountants for the fiscal year ending September 30, 1996.

           / / FOR            / / AGAINST            / / ABSTAIN


MARK HERE FOR ADDRESS  / /          Please sign your name exactly as it
CHANGE AND NOTE BELOW               appears herein, date, and return this
                                    Proxy as promptly as possible in the
                                    reply envelope provided. When signing as attorney, executor, trustee, or guardian, please give full title, as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners must each sign personally.


PLEASE BE CERTAIN YOU HAVE          Signature:                    Date:
DATED AND SIGNED THIS PROXY         Signature:                    Date:

                      ADVANCED LOGIC RESEARCH, INC.

                DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
                  (As amended through November 8, 1995)


          1.     Establishment, Purpose, and Definitions.

                 (a) There is hereby adopted the Directors' Non-Qualified Stock Option Plan (the "Plan") of Advanced Logic Research, Inc. (the "Company"). The Plan is intended to provide a means whereby eligible directors of the Company, as described in subparagraph 3(b) ("Participants"), may be given an opportunity to purchase shares of Stock (as defined in Paragraph 3 of the Plan) of the Company (the "Stock") pursuant to options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code as amended from time to time.

                 (b) The purpose of this Plan is to provide incentives to Participants for increased efforts and successful achievements on behalf of or in the interests of the Company while serving on the Company's Board of Directors (the "Board") and to maximize the rewards due them for such increased efforts and successful achievements.

                 (c) The term "affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Section 424(e) and (f) of the Internal Revenue Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

          2. Administration of the Plan. Administration of the Plan shall be self-executing in accordance with the express terms of the Plan and neither the Board nor any committee of the Board shall exercise any discretionary function with respect to option grants made thereunder.

          3.     Stock Subject to the Plan.

                 (a) Stock shall mean Common Stock, $0.01 par value, of the Company or such stock as the Common Stock may be changed into as contemplated by subparagraph 3(c) below. The maximum number of shares of Stock which may be issued over the term of the Plan shall not exceed
120,000 (includes the 60,000-share increase approved by the Board on November 8, 1995, subject to approval by the Company's stockholders at the 1996 Annual Meeting.) shares.

                 (b) An option to purchase 5,000 shares of Stock shall be granted ("Initial Grant") to each director who is not an officer of the Company ("Non-Employee Director"), such Initial Grant to be made on the later of (i) the date of adoption by the Board of the Plan or (ii) the date the Non-Employee Director is initially elected to serve on the Board. Thereafter, immediately following each annual meeting of the Company's stockholders, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted an option to purchase 2,500 shares of Stock ("Subsequent Grant"), provided that no Subsequent Grant shall be made to any such Non-Employee Director who has not served as a director of the Company for at least one (1) year from the date of his or her Initial Grant. Each such Subsequent Grant shall be made on the date of the annual stockholders' meeting in question. If any option ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

                 (c) If there shall be any change in the Stock subject to the Plan, including Stock subject to any option granted hereunder, through merger, consolidation, reorganization, reincorporation, or other similar change in the corporate structure of the Company, appropriate adjustments may be made by the Board in order to preserve but not to increase the benefits to Participants, including adjustments in the number of shares and the price per share subject to outstanding options granted hereunder. Consistent with the foregoing, in the event that the outstanding Common Stock of the Company is changed into another class or series of capital stock of the Company, outstanding options granted under the Plan shall become options to purchase such other class or series and the provisions of this subparagraph 3(c) shall apply to such new class or series.

          4. Eligibility. All Non-Employee Directors shall be eligible to receive grants of Stock options as provided in subparagraph 3(b) hereof.

          5. Exercise Price for Options Granted Under the Plan. The exercise price of the Stock covered by each option shall be the per-share fair market value of such Stock on the date the option is granted. The price of an option granted under the Plan shall be subject to adjustment to the extent provided in subparagraph 3(c), above.

          6.     Terms and Conditions of Options.

                 (a) Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

                 (b) Each option granted pursuant to the Plan shall have a term of ten (10) years and one (1) month measured from the option grant date.

                 (c) No option granted under the Plan may be exercised prior to six (6) months following the date of grant. After such six (6)-month period, the option may be exercised for any or all of the shares of Stock subject to such option as fully vested shares of Stock.

                 (d) Should a Participant cease to serve as a Non-Employee Director for any reason during the six (6)-month period following the date of grant of an option, then such option shall, immediately upon such cessation of Board service, terminate and cease to be outstanding.

                 (e) Should a Participant cease to serve as a Non-Employee Director for any reason after the six (6)-month period following the date of grant of an option, then such Participant shall have a one (l)-year period following the date of such cessation of Board service in which to exercise such option for any or all of the shares of Stock subject to such option as fully vested shares of Common Stock. In no event, however, shall an option remain exercisable after the expiration of the option term. Upon expiration of the one (1 )-year post-service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding with respect to any shares of Stock for which the option has not been exercised.

          7. Use of Proceeds. Cash proceeds realized from the sale of Stock pursuant to Stock issued under the Plan shall constitute general funds of the Company.

          8. Amendment of the Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, (i) the Plan, together with the option grants outstanding hereunder, may not be amended at intervals more frequently than once every six
(6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations and (ii) no such amendment or modification shall adversely affect the rights and obligations with respect to options at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, the Board shall not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which options may be granted to each Participant, except for permissible adjustments in the event of certain changes in the Company's capitalization,
(ii) materially modify the eligibility requirements for Plan participation or
(iii) materially increase the benefits accruing to Participants.

          9. Assignability of Options. Each option to purchase Stock granted pursuant to this Plan shall, during the Participant's lifetime, be exercisable only by the Participant, and the option shall not be transferable by the Participant by operation of law or otherwise other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, or Title I of ERISA, or the rules thereunder, or otherwise as permitted by Rule 16b-3 of the Securities and Exchange Commission.

         10. Payment Upon Exercise. Payment of the exercise price upon exercise of any option to purchase Stock granted under this Plan shall be made in whole or in part with (i) cash, (ii) shares of Stock held by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the date of the exercise of the option, or (iii) through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable written instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option exercise price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such exercise and (B) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         11.     Withholding Taxes.

                 (a) Shares of Stock issued hereunder shall be delivered to a Participant only upon payment by such person to the Company of the amount of any withholding tax which may be imposed thereon under the provisions of the Internal Revenue Code as then in effect or any law or any other taxing jurisdiction requiring such withholding tax.

                 (b) The Board may, under such terms and conditions as it deems appropriate, authorize a Participant to satisfy withholding tax obligations under this paragraph 11 by delivering shares of Stock or by electing to have the Company withhold from the Stock to be issued to the Participant shares of Stock having a fair market value equal to the amount of the withholding tax required to be withheld.

         12. Effective Date of Plan. The Plan became effective when adopted by the Board in August 1990 and was approved by the Company's stockholders in February 1991. On May 12, 1992, the Board amended the Plan to bring it into compliance with the requirements of Rule 16b-3 of the Securities and Exchange Commission. On November 8, 1995, the Board further amended the Plan to increase the maximum number of shares of Stock reserved for issuance over the term thereof from 60,000 to 120,000 shares. Such 60,000-share increase is subject to approval by the Company's stockholders at the 1996 Annual Meeting. No option granted on the basis of such increase shall be exercisable unless and until the increase is approved by the Company's stockholders. If such stockholder approval is not obtained at the 1996 Annual Meeting, then any options previously granted on the basis of the 60,000-share increase shall terminate, and no further options based on such increase shall be granted. Those options granted under the Plan which are not based on such increase shall remain outstanding in accordance with the terms and conditions of the respective agreements evidencing such options, whether or not the requisite stockholder approval of the share increase is obtained.